UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________________
FORM 8-K
______________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 7, 2013

MORNINGSTAR, INC.
(Exact name of registrant as specified in its charter)

Illinois (State or other jurisdiction of incorporation)	000-51280 (Commission File Number)	36-3297908 (I.R.S. Employer Identification No.)
	22 West Washington Street Chicago, Illinois (Address of principal executive offices)	60602 (Zip Code)
(312) 696-6000 (Registrant's telephone number, including area code)
N/A
(Former name or former address, if changed since last report) __________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

The following information is included in this Current Report on Form 8-K as a result of Morningstar, Inc.'s policy regarding public disclosure of corporate information. Answers to additional inquiries, if any, that comply with this policy are scheduled to become available on July 5, 2013.

Caution Concerning Forward-Looking Statements

This current report on Form 8-K contains forward-looking statements as that term is used in the Private Securities Litigation Reform Act of 1995. These statements are based on our current expectations about future events or future financial performance. Forward-looking statements by their nature address matters that are, to different degrees, uncertain, and often contain words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” or “continue.” These statements involve known and unknown risks and uncertainties that may cause the events we discuss not to occur or to differ significantly from what we expect. For us, these risks and uncertainties include, among others,

•general industry conditions and competition, including current global financial uncertainty;
•the impact of market volatility on revenue from asset-based fees;
•damage to our reputation resulting from claims made about possible conflicts of interest;
•liability for any losses that result from an actual or claimed breach of our fiduciary duties;
•financial services industry consolidation;
•a prolonged outage of our database and network facilities;
•challenges faced by our non-U.S. operations;
•the availability of free or low-cost investment information; and
•liability and/or damage to our reputation as a result of some of our currently pending litigation.

A more complete description of these risks and uncertainties can be found in our other filings with the Securities and Exchange Commission (SEC), including our Annual Report on Form 10-K for the year ended December 31, 2012. If any of these risks and uncertainties materialize, our actual future results may vary significantly from what we expect. We do not undertake to update our forward-looking statements as a result of new information or future events.

Investor Questions and Answers: June 2013

We plan to make written responses available addressing investor questions about our business on the first Friday of every month. The following answers respond to selected questions received through June 5, 2013. We intend to answer as many questions as time allows, although we will not answer product support questions through this channel. We may wait to respond to a given question until the following month if we need more time to research the answer.

If you would like to submit a question, please send an e-mail to investors@morningstar.com or write to us at the following address:

Morningstar, Inc.
Investor Relations
22 W. Washington
Chicago, IL 60602

Revenue from Variable Annuity Industry

1.
Can you refresh us on the percentage of total revenue coming from variable annuity-related investment management/consulting clients? Do you believe the fee-erosion there is over or largely over? Or should we plan on continued client losses?

Clients in the variable annuity industry made up about 3% of our consolidated revenue in 2012 and 2% of consolidated revenue in the first quarter of 2013. Variable annuity providers have been under pressure as low interest rates have increased the liabilities associated with the future payments they've guaranteed. Many of these providers have sold their businesses, stopped selling new policies, or taken other measures to reduce their expenses. These challenges will likely continue if interest rates remain at historically low levels, and there may be further pressure on revenue from clients in the variable annuity industry. However, industry conditions should improve if and when interest rates move up over time.

Operating Margin

2.
What do you think is the target/natural margin for each of your segments? What is the incremental margin that makes sense for each? Do you look closely at incremental margins as you run the business and measure results? This seems key in terms of gauging whether the business is generating the operating leverage it can/should over time.

We don't have a target margin for our segments (or the company overall) and we don't focus on short-term operating margin as the sole measure of profitability. Our focus is on driving long-term shareholder value. At times, we may make investments that reduce our operating margin in the short or medium term if we believe they have the potential to significantly increase shareholder value over time.

As far as a natural margin, while we don't provide a specific forecast, it would be reasonable to expect our long-term operating margin to be in a similar range as other companies in our peer group (adjusted for business mix).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MORNINGSTAR, INC.

Date: June 7, 2013	By:	/s/ Scott Cooley
Scott Cooley
Chief Financial Officer